Exhibit 3.259

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PHC HOSPITALS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTIETH DAY OF SEPTEMBER, A.D. 2001, AT 2 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 1 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PHC HOSPITALS, LLC”.

/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State

3437810 8100H	AUTHENTICATION: 8620753
110293691	DATE: 03-14-11
You may verify this certificate online
at corp.delaware. gov/authver. shtml

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 09/20/2001
010466398 – 3437810
CERTIFICATE OF FORMATION

OF

PHC HOSPITALS, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act, the undersigned, desiring to form a limited liability company, does hereby certify as follows:
1.	The name of the limited liability company is PHC Hospitals, LLC (the “LLC”).

2.	The address of the LLC’s registered office in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901. The name of the registered agent is National Registered Agents, Inc.

3.	As set forth in the Limited Liability Company Agreement of the LLC, the Member of the LLC has delegated certain rights and duties to the Board of Representatives.

4.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 19th day of September, 2001.

PHC HOSPITALS, LLC
/s/ Jennifer C. Blankenship
Jennifer C. Blankenship, Organizer

CERTIFICATE OF AMENDMENT
OF
PHC HOSPITALS, LLC
     1. The name of the limited liability company is PHC HOSPITALS, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
          Article 2 should be removed in its entirety and replaced with the following:
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PHC HOSPITALS, LLC this 1st day of July, 2005.

PHC HOSPITALS, LLC
/s/ Mary Kim E. Shipp
By: Mary Kim E. Shipp

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:31 PM 07/13/2005
FILED 01:00 PM 07/13/2005
SRV 050578987 – 3437810 FILE